Exhibit 99.1
Altra Holdings Announces 19% Year-over-Year Sales Growth for Second Quarter 2010
Gross profit margin of 30.2% and operating margin of 11.8%;
Diluted EPS climbs to $0.26 from loss of $0.07 in the prior year quarter;
Company raises top- and bottom-line guidance for 2010;
Distribution channel and other early-cycle markets drive demand improvement
BRAINTREE, Mass., August 2, 2010 — Altra Holdings, Inc. (Nasdaq: AIMC), a leading global supplier of clutch brakes, couplings, gearing, belted drives and power transmission components, today announced unaudited financial results for the second quarter ended July 3, 2010.
Financial Highlights
•	Second-quarter net sales increased 19% to $133.0 million compared with the prior-year second quarter. Sales increased 4% from the sequential first quarter of 2010.

•	Second-quarter net income was $0.26 per diluted share compared with a loss of $0.07 per share in the prior-year period. Non-GAAP adjusted earnings per diluted share were $0.27 for the second quarter of 2010 compared with $0.01 in the prior year.*

•	Gross profit margin increased 390 basis points to 30.2% from the second quarter of 2009.

•	Income from operations increased 680 basis points to 11.8% of sales from the second quarter of 2009. Non-GAAP adjusted income from operations increased 490 basis points to 12.2% of sales year over year.*

•	Company raises sales and earnings per share guidance on continued early-cycle demand strength, improving late-cycle outlook and strong earnings leverage.
Management Comments
“Our early-cycle end markets continued to drive strong demand in the second quarter, resulting in 19% year-over-year and 4% sequential revenue growth,” said Carl Christenson, President and CEO. “We believe that substantially all of the sales increase in the second quarter was the result of end-user demand as our distributors essentially completed destocking activities and do not appear to be restocking yet. Gross profit margin improved 390 basis points to 30.2% and operating margin increased 680 basis points to 11.8%, both approaching all-time highs for the Company and reflecting excellent operating leverage in our business. As a result of this leverage and our cost-reduction and productivity initiatives, we achieved second-quarter non-GAAP adjusted earnings per diluted share of $0.27 compared with $0.01 a year ago.”

Financial Results
Net sales for the second quarter of 2010 increased 19% to $133.0 million from $111.9 million in the same period of the prior year.
Income from operations for the second quarter of 2010 was $15.6 million compared with income from operations of $5.5 million in the prior-year second quarter. Income from operations in the second quarter of 2010 included restructuring charges of $0.6 million and income from operations in the second quarter of 2009 included restructuring costs and a loss on the sale of assets totaling $2.7 million. Excluding the charges in both periods, non-GAAP adjusted income from operations increased 98% to $16.3 million, or 12.2% of sales, in the second quarter of 2010 compared with non-GAAP adjusted income from operations of $8.3 million, or 7.3% of sales, in the second quarter of 2009.
Other expense was $0.7 million in the second quarter of 2010 compared with $1.8 million in the year-earlier quarter, due primarily to unfavorable foreign currency exchange rates.
For the second quarter of 2010, the Company reported net income of $6.8 million, or $0.26 per diluted share. This compares with a net loss of $1.8 million, or $0.07 per share, in the prior-year second quarter. Excluding the items described above in both periods, non-GAAP adjusted earnings per diluted share were $0.27 in the second quarter of 2010 compared with $0.01 in the prior-year period.
Cash and cash equivalents were $58.2 million at July 3, 2010, up 13% from year-end December 31, 2009. Non-GAAP free cash flow generated during the year-to-date period was $12.2 million.*
Business Outlook
“Our focus as we begin the second half of 2010 is to execute on our long-term growth strategy,” said Christenson. “Our strategy includes investing in growth opportunities with both existing and new customers, targeting key underpenetrated geographic regions, entering new high-growth markets, enhancing our efficiency and productivity through the Altra Business System by continuing to develop our people and processes, and pursuing strategic acquisitions.”
“We continue to expect to report year-over-year growth in the second half of 2010 and we are raising our guidance for the full year,” said Christenson. “However, given the strong rate of growth in the first half of the year and the inherent seasonality in our business, we are forecasting revenues in the second half of 2010 to be somewhat lower than the first half.”
The Company is raising its guidance and is currently forecasting 2010 sales in the range of $485 to $500 million and non-GAAP adjusted diluted EPS of $0.72 to $0.82 for the full year. The Company expects capital expenditures in the range of $14 to $15 million and depreciation and amortization in the range of $21 to $22 million. The Company expects its tax rate for the full year to be in the range of 31.0% to 33.0%.

The Company will conduct an investor conference call to discuss its unaudited second quarter financial results on Tuesday, August 3, 2010 at 11:00 AM ET. The public is invited to listen to the conference call by dialing 877-407-8293 domestically or 201-689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the “Investor Relations” section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on August 3, 2010 through midnight on August 10, 2010. To listen to the replay, dial 877-660-6853 domestically or 201-612-7415 for international access, dial account # 364 then replay ID # 354148. A webcast replay also will be available at www.altramotion.com.

Altra Holdings, Inc.

Consolidated Statements of Income Data:	Quarter Ended		Year to Date Ended
In Thousands of Dollars, except per share amounts	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$132,988	$111,877	$260,694	$236,417
Cost of sales	92,861	82,419	183,164	174,756

Gross profit	$40,127	$29,458	$77,530	$61,661
Gross profit as a percent of net sales	30.2%	26.3%	29.7%	26.1%
Selling, general & administrative expenses	22,215	19,938	43,187	41,681
Research and development expenses	1,631	1,494	3,410	3,061
Other post employment benefit plan settlement gain	—	—	—	(1,467)
Restructuring expense	642	2,482	1,688	4,354

Income from operations	$15,639	$5,544	$29,245	$14,032
Income from operations as a percent of net sales	11.8%	5.0%	11.2%	5.9%
Interest expense, net	4,956	6,240	9,896	12,589
Other non-operating expense, net	727	1,781	1,022	1,619

Income (loss) from continuing operations before income taxes	$9,956	$(2,477)	$18,327	$(176)
Provision (benefit) for income taxes	3,117	(711)	5,749	172

Income tax rate	31.3%	28.7%	31.4%	-97.7%

Net income (loss)	$6,839	$(1,766)	$12,578	$(348)

Weighted Average common shares outstanding
Basic	26,362	25,931	26,349	25,911
Diluted	26,487	25,931	26,465	25,911

Net income (loss) per share
Basic	0.26	(0.07)	0.48	(0.01)
Diluted	$0.26	$(0.07)	$0.48	$(0.01)

Reconciliation of Non-GAAP Adjusted Income From Operations:

Income from operations	$15,639	$5,544	$29,245	$14,032

Restructuring charges	642	2,482	1,688	4,354
Inventory adjustment due to economic downturn	—	—	—	2,215
Loss on sale of asset	—	225	—	225
Other post employment benefit plan settlement gain	—	—	—	(1,467)

Non-GAAP Adjusted income from operations	$16,281	$8,251	$30,933	$19,359

Reconciliation of Non-GAAP Adjusted Net Income:

Net income (loss)	$6,839	$(1,766)	$12,578	$(348)

Restructuring charges	642	2,482	1,688	4,354
Inventory adjustment due to economic downturn	—	—	—	2,215
Loss on sale of asset	—	225	—	225
Premium and deferred financing expense eliminated on the redeemed debt	—	72	—	72
Other post employment benefit plan settlement gain	—	—	—	(1,467)
Tax impact of above adjustments	(219) (1)	(783) (2)	(576) (3)	(1,790) (4)

Non-GAAP Adjusted net income	$7,262	$230	$13,690	$3,261

Non-GAAP Adjusted diluted earnings per share	$0.27	$0.01	$0.52	$0.13

(1)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 34.1% by the above items

(2)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 28.1% by the above items

(3)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 34.1% by the above items

(4)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 33.2% by the above items

Consolidated Balance Sheets
In Thousands of Dollars

	July 3, 2010	December 31, 2009
	(Unaudited)
Assets:
Current Assets
Cash and cash equivalents	58,203	51,497
Trade Receivables, net	69,128	52,855
Inventories	74,221	71,853
Deferred income taxes	9,265	9,265
Income tax receivable	111	4,754
Assets held for sale	1,592	—
Prepaid expenses and other current assets	4,762	3,647

Total current assets	217,282	193,871
Property, plant and equipment, net	102,118	105,603
Intangible assets, net	71,262	74,905
Goodwill	77,493	78,832
Deferred income taxes	679	679
Other non-current assets, net	11,158	11,309

Total assets	$479,992	$465,199

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	36,879	27,421
Accrued payroll	13,511	12,133
Accruals and other liabilities	22,422	19,971
Deferred income taxes	7,275	7,275
Current portion of long-term debt	3,307	1,059

Total current liabilities	83,394	67,859
Long-term debt, less current portion and net of unaccreted discount and premium	213,140	216,490
Deferred income taxes	21,115	21,051
Pension liabilities	8,799	9,862
Long-term taxes payable	9,487	9,661
Other long-term liabilities	880	1,333

Total stockholders’ equity	143,177	138,943

Total liabilities and stockholders’ equity	$479,992	$465,199

	Year to Date Ended
	July 3,	June 27,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$12,578	$(348)
Adjustments to reconcile net income to net cash flows:
Depreciation	8,192	8,190
Amortization of intangible assets	2,350	2,732
Amortization and write-offs of deferred financing costs	416	957
Loss on foreign currency, net	361	1,379
Accretion and write-off of debt discount, net	148	372
Fixed asset impairment/disposal	207	1,395
Other post employment benefit plan settlement gain	—	(1,467)
Stock based compensation	1,120	1,587
Changes in assets and liabilities:
Trade receivables	(18,570)	8,634
Inventories	(4,023)	20,446
Accounts payable and accrued liabilities	19,099	(15,384)
Other current assets and liabilities	(1,672)	(769)
Other operating assets and liabilities	(173)	83

Net cash provided by operating activities	20,033	27,807

Cash flows from investing activities
Purchase of property, plant and equipment	(7,762)	(3,783)
Additional purchase price paid for acquisition	(1,177)	—

Net cash used in investing activities	(8,939)	(3,783)

Cash flows from financing activities
Payment on 11 1/4 % Senior Notes	—	(4,950)
Payment on 9% Senior Secured Notes	—	(8,250)
Payments on Revolving Credit Agreement	—	(1,000)
Payment of bond issuance costs	(122)	—
Shares forfeited in lieu of tax	(288)	—
Payment on mortgages	(418)	(171)
Payment on capital leases	(381)	(381)

Net cash used in financing activities	(1,209)	(14,752)

Effect of exchange rate changes on cash and cash equivalents	(3,179)	2,299

Net change in cash and cash equivalents	6,706	11,571
Cash and cash equivalents at beginning of year	51,497	52,073

Cash and cash equivalents at end of period	$58,203	$63,644

Reconciliation to free cash flow:
Net cash provided by operating activities	20,033	27,807
Purchase of property, plant and equipment	(7,762)	(3,783)

Free cash flow	$12,271	$24,024

About Altra Holdings
Altra Holdings, Inc., through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in eight countries and sales coverage in over 70 countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Ameridrives Couplings, Industrial Clutch, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Wichita Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco Dynatork and Warner Linear.
*Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the company’s website, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted income from operations and non-GAAP adjusted net income are each calculated using either net income or income from operations that excludes premiums, discounts and interest expense associated with the extinguishment of debt, other post employment benefit plan settlement gains, restructuring costs, inventory adjustments due to the economic downturn and other income or charges that management does not consider to be directly related to the company’s core operating performance. Non-GAAP adjusted diluted earnings per share is calculated by dividing non-GAAP adjusted net income by GAAP weighted average shares outstanding (diluted).
As used in this release and the accompanying slides posted on the company’s website, non-GAAP free cash flow is calculated as cash flow from operating activities less capital expenditures.
Altra believes that the presentation of non-GAAP adjusted net income, non-GAAP adjusted income from operations, non-GAAP recurring diluted earnings per share and non-GAAP free cash flow provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations.
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those comments regarding Altra’s ability to execute its long-term growth strategy, Altra’s initiatives to invest in organic growth, seek strategic acquisitions, target key underpenetrated geographic regions, enter new high-growth markets, enhance efficiency and productivity and developing its people and processes; expectations that the demand momentum at early-cycle businesses will continue throughout 2010; encouragement that Altra may see an increase in orders from late cycle markets later this year and good sales growth in 2011; and the Company’s guidance for 2010.
In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) fluctuations in the costs of raw materials used in our products, (8) product liability claims, (9) work stoppages and other labor issues, (10) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (11) loss of key management and other personnel, (12) changes in pension and retirement liabilities, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Senior Secured Notes, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) our ability to complete cost reduction actions and risks associated with such actions, (23) risks associated with implementation of our new ERP system, and (24) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
Contact:
Altra Holdings, Inc.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com